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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                       November 7, 1997 (October 24, 1997)



                               JAKKS PACIFIC, INC.
             (Exact name of registrant as specified in its charter)




            Delaware                       0-28104          95-4527222
(State or other jurisdiction of          (Commission      (I.R.S. Employer
incorporation or organization)           File Number)    Identification No.)



        22761 Pacific Coast Highway, Suite # 226
        Malibu, California                                         90265
        (Address of principal executive offices)                 (Zip Code)



       Registrant's telephone number, including area code: (310) 456-7799


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.


        Pursuant to a Trademark Purchase Agreement between the Registrant and Azrak- Hamway International, Inc. (the "Seller"), on October 24, 1997, the Registrant purchased from the Seller all of the Seller's world-wide rights to the Remco(R), Child Guidance(R) and certain other related trademarks, trade rights and intellectual property (the "Trademarks") for an aggregate purchase price of $11,800,000, of which $10,600,000 was paid at the closing of the transaction and $1,200,000 is to be paid in five equal quarterly installments from December 31, 1997 to December 31, 1998. The obligation of the Registrant to pay the deferred portion of the purchase price of the Trademarks is represented by a note (the "Note") bearing interest at the rate of 10% per annum.

        In addition, the Registrant entered into a Manufacturing and Supply Agreement (the "Supply Agreement"), with the Seller, pursuant to which the Seller will, during the 30-month period following the closing, make available to the Registrant the Seller's tools, dies, molds, forms and other manufacturing equipment and apparatus (the "Tools") for the manufacture of products sold under the Trademarks (the "Products"), and manufacture or arrange for the manufacture of Products upon request by the Registrant or, if the Registrant does not agree with the Seller as to the price or other terms under which the Seller would be willing to supply Products to the Registrant, the Registrant may arrange for alternative sources to manufacture and supply Products, in which event, the Seller is obligated to make the Tools available to such other sources. In consideration therefor, the Registrant will pay $1,400,000 to the Seller in ten quarterly installments the first four of which are in the amount of $110,000 and remaining six of which are in the amount of $160,000, subject to certain adjustments, and pay for any Products supplied by the Seller under the Supply Agreement at the Seller's cost.

        The purchase price for the Trademarks and the amount of the payments under the Supply Agreement were determined through arms-length negotiations between the Registrant and the Seller.

        Certain of the Registrant's obligations to the Seller, including the Note, are secured by a security interest in the Trademarks in favor of the Seller.

        The purchase price for the Trademarks was funded in part through a private placement (the "Private Placement") of the Registrant's 4% Redeemable Convertible Preferred Stock, par value $.001 per share (the "Preferred Stock"). In the Private Placement, which also closed on October 24, 1997, the Registrant sold 3,525 shares of Preferred Stock to ten investors at a price of $2,000 per share for aggregate proceeds of $7,050,000, of which the net proceeds, estimated to be $6,790,000, were applied to the closing payment. The balance of the closing payment was provided from the Registrant's cash reserves.


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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.


(c)     EXHIBITS.

NUMBER  DESCRIPTION
------  -----------

3.1 Certificate of Designation of 4% Redeemable Convertible Preferred Stock of the Registrant

10.1 Trademark Purchase Agreement dated October 24, 1997 between the Registrant and Azrak-Hamway International, Inc.

10.2 $1,200,000 Promissory Note dated October 24, 1997 of the Registrant payable to Azrak-Hamway International, Inc.

10.3 Manufacturing and Supply Agreement dated October 24, 1997 between the Registrant and Azrak-Hamway International, Inc.

10.4 Security Agreement dated October 24, 1997 between the Registrant and Azrak- Hamway International, Inc.


                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  November 7, 1997
                                       JAKKS PACIFIC, INC.



                                       By:/s/ Jack Friedman
                                          --------------------------------------
                                          Jack Friedman
                                          Chairman and Chief Executive Officer


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                                  EXHIBIT INDEX


EXHIBIT
NUMBER    DESCRIPTION
-------   -----------


3.1       Certificate of Designation of 4% Redeemable Convertible Preferred
          Stock

10.1 Trademark Purchase Agreement dated October 24, 1997 between the Registrant and Azrak-Hamway International, Inc.

10.2 $1,200,000 Promissory Note dated October 24, 1997 of the Registrant payable to Azrak-Hamway International, Inc.

10.3 Manufacturing and Supply Agreement dated as of October 24, 1997 between the Registrant and Azrak-Hamway International, Inc.

10.4 Security Agreement dated October 24, 1997 between the Registrant and Azrak- Hamway International, Inc.